As filed with the Securities and Exchange Commission on December 17, 2014

Registration No. 333-200784

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASELLA WASTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0338873
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Greens Hill Lane

Rutland, Vermont 05701

(802) 775-0325

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Casella

Chairman and Chief Executive Officer

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

(802) 775-0325

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey A. Stein Erika L. Robinson Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Fax: (617) 526-5000	David L. Schmitt General Counsel Casella Waste Systems, Inc. 25 Greens Hill Lane Rutland, Vermont 05701 Telephone: (802) 775-0325

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities
Guarantees(2)
Class A Common Stock, par value $0.01 per share
Preferred Stock
Depositary Shares(3)
Purchase Contracts
Purchase Units
Warrants
Total			$250,000,000(4)	$0(5)

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares, as shall have an aggregate initial offering price not to exceed $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429”, this Registration Statement covers $250,000,000 aggregate amount of debt securities, class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants that were previously registered under the Registrant’s Registration Statement on Form S-3 filed by the Registrant on March 7, 2014 (File No. 333-194417), or the Prior Registration Statement, which was declared effective on March 14, 2014. These debt securities, class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants remain unsold under the Prior Registration Statement.
(2)	No separate consideration will be received for the guarantees of debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantor of debt securities.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(5)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, including the offset of $32,200 previously paid as a filing fee in connection with the Prior Registration Statement, pursuant to Rule 457(p).

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Casella Waste Systems, Inc. are Registrant Guarantors:

Exact Name of Registrant Guarantor as specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
All Cycle Waste, Inc.	Vermont	4953	03-0343753
Atlantic Coast Fibers, Inc.	Delaware	4953	22-3507048
Blow Bros.	Maine	4953	01-0287234
Bristol Waste Management, Inc.	Vermont	4953	03-0326084
C.V. Landfill, Inc.	Vermont	4953	03-0289078
Casella Major Account Services, LLC	Vermont	4953	30-0297037
Casella Recycling, LLC	Maine	4953	01-0203130
Casella Renewable Systems, LLC	Delaware	4953	51-0636932
Casella Transportation, Inc.	Vermont	4953	03-0357441
Casella Waste Management of Massachusetts, Inc.	Massachusetts	4953	03-0364282
Casella Waste Management of N.Y., Inc.	New York	4953	14-1794819
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania	4953	23-2876596
Casella Waste Management, Inc.	Vermont	4953	03-0272349
Casella Waste Services of Ontario LLC	New York	4953	06-1725553
Chemung Landfill LLC	New York	4953	13-4311132
Colebrook Landfill LLC	New Hampshire	4953	11-3760998
Forest Acquisitions, Inc.	New Hampshire	4953	02-0479340
Grasslands Inc.	New York	4953	14-1782074
GroundCo LLC	New York	4953	57-1197475
Hakes C&D Disposal, Inc.	New York	4953	16-0431613
Hardwick Landfill, Inc.	Massachusetts	4953	04-3157789
Hiram Hollow Regeneration Corp.	New York	4953	14-1738989
KTI Bio Fuels, Inc.	Maine	4953	22-2520171
KTI Environmental Group, Inc.	New Jersey	4953	22-2427727
KTI New Jersey Fibers, Inc.	Delaware	4953	22-3601504
KTI Operations, Inc.	Delaware	4953	22-2908946
KTI Specialty Waste Services, Inc.	Maine	4953	22-3375082
KTI, Inc.	New Jersey	4953	22-2665282
Maine Energy Recovery Company, Limited Partnership	Maine	4953	22-2493823
New England Waste Services of ME, Inc.	Maine	4953	01-0329311
New England Waste Services of N.Y., Inc.	New York	4953	14-1794820
New England Waste Services of Vermont, Inc.	Vermont	4953	03-0343930
New England Waste Services, Inc.	Vermont	4953	03-0338865
Newbury Waste Management, Inc.	Vermont	4953	03-0316201
NEWS of Worcester LLC	Massachusetts	4953	20-1970539
NEWSME Landfill Operations LLC	Maine	4953	20-0735025
North Country Environmental Services, Inc.	Virginia	4953	54-1496372
Northern Properties Corporation of Plattsburgh	New York	4953	14-1713791
Oxford Transfer Station, LLC	Delaware	4953	04-3454163
Pine Tree Waste, Inc.	Maine	4953	01-0513956
Schultz Landfill, Inc.	New York	4953	16-1550413
Southbridge Recycling & Disposal Park, Inc.	Massachusetts	4953	04-2964541
Sunderland Waste Management, Inc.	Vermont	4953	03-0326083
The Hyland Facility Associates	New York	4953	16-1347028
Tompkins County Recycling LLC	Delaware	4953	45-3908064
Waste-Stream Inc.	New York	4953	14-1488894

The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above are the same as those of Casella Waste Systems, Inc.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429 OF THE SECURITIES ACT

The Registrant is filing a single prospectus in this Registration Statement pursuant to Rule 429 under the Securities Act in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the securities registered in this Registration Statement and the registration of up to $250,000,000 debt securities, class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants on the Prior Registration Statement. Pursuant to Rule 429, the prospectus included in this Registration Statement relates to $250,000,000 debt securities, guarantees, class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants, of which $250,000,000 debt securities, class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants were registered and remain unsold under the Prior Registration Statement. The combined prospectus in this Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 17, 2014

$250,000,000

PROSPECTUS

Casella Waste Systems, Inc.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may issue securities from time to time in one or more offerings of up to $250,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our class A common stock is listed on The NASDAQ Global Market under the symbol “CWST”.

Investing in these securities involves significant risks. See “Risk Factors” on page 4 herein and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Casella,” “we,” “our,” “us” and “the Company” refer, collectively, to Casella Waste Systems, Inc., a Delaware corporation and its consolidated subsidiaries, and references to “Guarantors” refer collectively to certain subsidiaries of ours that are identified herein as the Registrant Guarantors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.casella.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-23211) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended April 30, 2014;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2014 and October 31, 2014;

•	Current Reports on Form 8-K and Form 8-K/A filed June 25, 2014 (excluding Items 2.02 and 9.01), June 30, 2014, September 25, 2014, October 8, 2014, October 9, 2014, October 16, 2014, November 19, 2014, December 8, 2014 and December 10, 2014; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on October 15, 1997, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

(802) 775-0325

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding:

•	expected liquidity and financing plans;

•	expected future revenues, operations, expenditures and cash needs;

•	fluctuations in the commodity pricing of our recyclables, increases in landfill tipping fees and fuel costs and general economic and weather conditions;

•	projected future obligations related to final capping, closure and post-closure costs of our existing landfills and any disposal facilities which we may own or operate in the future;

•	our ability to use our net operating losses and tax positions;

•	our ability to service our debt obligations;

•	the projected development of additional disposal capacity or expectations regarding permits for existing capacity;

•	the recoverability or impairment of any of our assets or goodwill;

•	estimates of the potential markets for our products and services, including the anticipated drivers for future growth;

•	sales and marketing plans or price and volume assumptions;

•	the outcome of any legal or regulatory matter;

•	potential business combinations or divestitures; and

•	projected improvements to our infrastructure and impact of such improvements on our business and operations.

In addition, any statements contained in or incorporated by reference into this prospectus that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions, and should be read in conjunction with our consolidated financial statements and notes thereto. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. The occurrence of the events described and the achievement of the expected results depends on many events, some or all of which are not predictable or within our control. Actual results may differ materially from those set forth in forward-looking statements.

There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors”, of our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and Item 1A, “Risk Factors”, of our Quarterly Report on Form 10-Q for the quarter ended October 31, 2014. We explicitly disclaim any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law. The factors discussed above are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations or financial condition.

CASELLA WASTE SYSTEMS, INC.

Casella Waste Systems, Inc. is a regional, vertically-integrated solid waste services company. We provide resource management expertise and services to residential, commercial, municipal, and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling, and organics services. We provide integrated solid waste services in six states—Vermont, New Hampshire, New York, Massachusetts, Maine, and Pennsylvania.

As of October 31, 2014, we owned and/or operated 35 solid waste collection operations, 44 transfer stations, 18 recycling facilities, nine Subtitle D landfills, four landfill gas-to-energy facilities and one landfill permitted to accept construction and demolition materials,

Our principal executive offices are located at 25 Greens Hills Lane, Rutland, Vermont, and our telephone number is (802) 775-0325.

RISK FACTORS

Our business is subject to a number of risks, including those identified in Item 1A, “Risk Factors”, of our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and Item 1A, “Risk Factors”, of our Quarterly Report on Form 10-Q for the quarter ended October 31, 2014, that could have a material adverse effect on our business, results of operations, financial condition and liquidity. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, results of operations, financial condition and liquidity.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges, our consolidated ratio of earnings to fixed charges and preferred stock dividends, our deficiency of earnings to fixed charges and our deficiency of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months Ended October 31, 2014	Fiscal Year Ended
		April 30, 2014	April 30, 2013	April 30, 2012	April 30, 2011	April 30, 2010
Consolidated ratio of earnings to fixed charges	1.02	—	—	—	—	—
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends	1.02	—	—	—	—	—
Deficiency of earnings to fixed charges	$—	$(24,831)	$(48,436)	$(55,843)	$(23,669)	$(9,700)
Deficiency of earnings to combined fixed charges and preferred stock dividends	$—	$(24,831)	$(48,436)	$(55,843)	$(23,669)	$(9,700)

For purposes of determining the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consists of loss from continuing operations before income taxes and discontinued operations before adjustment for loss or income from equity method investees, plus fixed charges, less interest capitalized and “fixed charges” consists of interest expensed and capitalized, amortization of deferred financing costs, amortization of premium and discounts, and the portion of operating leases deemed to be representative of the interest factor.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. Unless the context otherwise requires or as otherwise expressly stated, when we refer to “the Company,” “Casella,” “we,” “our,” and “us” in this section, we mean Casella Waste Systems, Inc., excluding our subsidiaries, and references to “Guarantors” refer collectively to certain subsidiaries of ours that are identified herein as the Registrant Guarantors.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations, will rank pari passu with our other unsecured and unsubordinated obligations and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Guarantees

Unless otherwise indicated herein or in a prospectus supplement, none of the debt securities will be guaranteed by any of our subsidiaries. If the applicable prospectus supplement specifies otherwise, however, the Guarantors, which we refer to as the subsidiary guarantors, may fully and unconditionally guarantee to each holder of debt securities issued by us (each, a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The applicable prospectus supplement will describe the subsidiary guarantees and the terms under which such subsidiary guarantees will be provided. The subsidiary guarantees will be unsecured and, with respect to a subsidiary guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance.

The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantee were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantor, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Certain Terms of the Senior Debt Securities—Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless this prospectus or the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as set forth below or as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities and the subsidiary guarantees is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we and the subsidiary guarantors may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

Additional 7.75% Senior Subordinated Notes due 2019

In addition to the subordinated debt securities discussed above, we may issue subordinated debt securities constituting an additional issuance of our 7.75% senior subordinated notes due 2019 (the “2019 notes”), $200 million aggregate principal amount of which were initially issued in a private offering in February 2011 and $125 million aggregate principal amount of which were issued as additional 2019 notes in a private offering in October 2012. As of December 17, 2014, $325 million aggregate principal amount of the 2019 notes is outstanding, all of which has been publicly registered pursuant to registered exchange offers in August 2011 and November 2012. Any additional 2019 notes will be issued under the indenture, dated as of February 7, 2011 (the “2019 notes indenture”), among the Company, the Guarantors named therein, and U.S. Bank National Association, as trustee. Any additional 2019 notes will be deemed to constitute a single series with the outstanding 2019 notes for all purposes of the 2019 notes indenture. For purposes of this section, capitalized terms have the meanings ascribed to them in this section.

The indebtedness evidenced by the 2019 notes is:

•	general unsecured obligations of Casella;

•	subordinated in right of payment to all existing and future Senior Debt of Casella;

•	equal in right of payment to all future senior subordinated Indebtedness of Casella;

•	senior in right of payment to any future Indebtedness of Casella that expressly provides that it is junior in right of payment to the 2019 notes; and

•	unconditionally guaranteed by the Guarantors.

The 2019 notes are guaranteed by each existing and future Restricted Subsidiary of Casella, other than any Foreign Subsidiary, any Insurance Subsidiary and certain Restricted Subsidiaries of Casella that do not guarantee the Senior Credit Facility or any Permitted Refinancing Indebtedness in respect thereof.

The Subsidiary Guarantee by each Guarantor of the 2019 notes is:

•	a general unsecured obligation of such Guarantor;

•	subordinated in right of payment to all existing and future Senior Debt of such Guarantor;

•	effectively subordinated to all of the liabilities of Casella’s Subsidiaries that are not providing a Subsidiary Guarantee;

•	equal in right of payment to all future senior subordinated Indebtedness of such Guarantor; and

•	senior in right of payment to all future Indebtedness of such Guarantor that expressly provides that it is junior in right of payment to the Subsidiary Guarantee of such Guarantor.

As of December 17, 2014, all Subsidiaries, other than Power of Three, LLC, are “Restricted Subsidiaries.” However, under the circumstances described below under “—Additional 7.75% Senior Subordinated Notes due 2019—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not guarantee the 2019 notes or be subject to the restrictive covenants in the 2019 notes indenture, but transactions between Casella and/or any of its Restricted Subsidiaries on the one hand and any of the Unrestricted Subsidiaries on the other hand will be subject to certain restrictive covenants.

Our Unrestricted Subsidiaries, Foreign Subsidiaries, any Insurance Subsidiary and certain Restricted Subsidiaries will not guarantee the 2019 notes. The 2019 notes are structurally subordinated to the Indebtedness and other obligations (including trade payables) of our Unrestricted Subsidiaries, Foreign Subsidiaries and any Insurance Subsidiary.

Principal, Maturity and Interest. The 2019 notes indenture provides for the issuance of additional 2019 notes having identical terms and conditions to the initial 2019 notes, other than issue date, issue price, initial interest payment date and initial interest record date. Such additional 2019 notes may be issued subject to compliance with the covenants contained in the 2019 notes indenture. Any additional 2019 notes will be part of the same issue as the initial 2019 notes and will vote on all matters together with the initial 2019 notes. However, the CUSIP numbers for the initial 2019 notes and any additional 2019 notes will be different unless the initial 2019 notes and such additional 2019 notes are fungible for U.S. federal income tax purposes and, even in such case, only after the restrictive legends on the initial 2019 notes and such additional 2019 notes have been removed. All of the existing 2019 notes have the same CUSIP number.

We will issue 2019 notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 2019 notes will mature on February 15, 2019.

Interest on the 2019 notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on February 15 and August 15.

Methods of Receiving Payments on the Notes. If a Holder has given wire transfer instructions to Casella, Casella will make all principal, premium, if any, and interest payments on those 2019 notes in accordance with those instructions. All other payments on the 2019 notes will be made at the office or agency of the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) within the City and State of New York unless Casella elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes. The trustee will initially act as Paying Agent and Registrar. Casella may change the Paying Agent or Registrar without prior notice to the Holders of the 2019 notes, and Casella or any of its Subsidiaries may act as Registrar and, except under certain circumstances specified in the 2019 notes indenture, Paying Agent.

Transfer and Exchange. A Holder may transfer or exchange 2019 notes in accordance with the 2019 notes indenture. The Registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Casella may require a Holder to pay any taxes and fees required by law or permitted by the 2019 notes indenture. Casella is not required to transfer or exchange any 2019 note selected for redemption. Also, Casella is not required to transfer or exchange any 2019 note for a period of 15 days before a selection of 2019 notes to be redeemed. The registered Holder of a 2019 note will be treated as the owner of it for all purposes.

Subsidiary Guarantees. The Guarantors jointly and severally, fully and unconditionally, guarantee Casella’s obligations under the 2019 notes. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of that Guarantor to the same extent that the 2019 notes are subordinated to Senior Debt of Casella. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

The Subsidiary Guarantee of a Guarantor will be released:

•	upon the sale or other disposition (including by way of merger or consolidation), to any Person that is not an Affiliate of Casella, of all of the Capital Stock of that Guarantor held by Casella or any of its Restricted Subsidiaries or of all or substantially all of the assets of that Guarantor; provided that such sale or other disposition is made in accordance with the 2019 notes indenture;

•

upon the contemporaneous or substantially contemporaneous release or discharge of such Guarantor (1) as a guarantor, borrower and/or issuer in respect of the Senior Credit Facility and (2) if the Senior

Credit Facility has been terminated, as a guarantor of any issue of any other Indebtedness of more than $5.0 million in aggregate principal amount (per issue) of Casella or any of its Restricted Subsidiaries (other than any Subsidiaries of such Guarantor), except, in each case, as a result of payment by a guarantor in its capacity as a guarantor (and not as a borrower and/or issuer); or

•	if Casella designates such Guarantor as an Unrestricted Subsidiary in accordance with the 2019 notes indenture.

Subordination. The payment of all Obligations on or relating to the 2019 notes is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Obligations on Senior Debt of Casella (including all Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions made from the trust established pursuant to the provisions described under “—Additional 7.75% Senior Subordinated Notes due 2019—Legal Defeasance and Covenant Defeasance” shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described under “—Additional 7.75% Senior Subordinated Notes due 2019—Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made.

The holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Debt before the Holders of 2019 notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the 2019 notes (other than payments or distributions of Permitted Junior Securities) in the event of any distribution to creditors of Casella:

(1)	in a total or partial liquidation, dissolution or winding up of Casella;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Casella or its assets;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshalling of Casella’s assets and liabilities.

Casella also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the 2019 notes or acquire any notes for cash or assets or otherwise, other than payments or distributions of Permitted Junior Securities and payments and distributions made from the trust established pursuant to the provisions described under “—Additional 7.75% Senior Subordinated Notes due 2019—Legal Defeasance and Covenant Defeasance” so long as the payments into the trust were made in accordance with the requirements described under “—Additional 7.75% Senior Subordinated Notes due 2019—Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made, if:

(1)	a payment default under the Senior Credit Facility or any other Senior Debt (in the case of such other Senior Debt, only if the aggregate principal amount thereof exceeds $5.0 million) occurs and is continuing beyond the applicable grace period, if any; or

(2)	any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Debt.

Payments on and distributions with respect to any Obligations on, or with respect to, the 2019 notes may and shall be resumed:

(1)	in the case of a payment default, upon the date on which all such payment defaults are cured or waived; and

(2)	in case of a nonpayment default with respect to Designated Senior Debt, the earliest of (w) the date on which all such nonpayment defaults are cured or waived, (x) 179 days after the date on which the applicable Payment Blockage Notice is received, (y) all Designated Senior Debt with respect to which any such nonpayment default has occurred and is continuing is discharged or paid in full in cash or cash equivalents, or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been and remains accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

Casella must promptly notify holders of Senior Debt if payment of the 2019 notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Casella, Holders of the 2019 notes may recover less ratably than creditors of Casella who are holders of Senior Debt.

Optional Redemption. On or after February 15, 2015, Casella may from time to time redeem some or all of the 2019 notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

In addition, the 2019 notes may be redeemed, in whole or in part, at any time prior to February 15, 2015, at the option of Casella upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2019 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). “Applicable Premium” means, with respect to any 2019 note on any applicable redemption date, the greater of:

•	1.0% of the principal amount of such 2019 note; and

•	the excess, if any, of:

•	the present value at such redemption date of (i) the redemption price of such 2019 note at February 15, 2015 (such redemption price being set forth in the table appearing above under this section “Optional Redemption”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such 2019 note through February 15, 2015 computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

•	the principal amount of such 2019 note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to February 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Casella may acquire 2019 notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the 2019 notes indenture.

Selection and Notice. If less than all of the 2019 notes are to be redeemed at any time, the trustee will select 2019 notes for redemption as follows:

•	if the 2019 notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2019 notes are listed; or

•	if the 2019 notes are not so listed, on a pro rata basis or on as nearly a pro rata basis as practicable (subject, to the extent the notes are then represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee, to the procedures of The Depository Trust Company).

No 2019 notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of 2019 notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any 2019 note is to be redeemed in part only, the notice of redemption that relates to that 2019 note shall state the portion of the principal amount thereof to be redeemed. A new 2019 note in principal amount equal to the unredeemed portion of the old 2019 note will be issued in the name of the Holder thereof upon cancellation of the old 2019 note. 2019 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2019 notes or portions of them called for redemption.

Change of Control. If a Change of Control occurs, each Holder of notes will have the right to require Casella to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s 2019 notes pursuant to a Change of Control Offer (the “Change of Control Offer”). In the Change of Control Offer, Casella will offer to pay an amount in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2019 notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Casella will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2019 notes on the date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the 2019 notes indenture and described in such notice.

On or before the Change of Control Payment Date, Casella will, to the extent lawful:

•	accept for payment all 2019 notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2019 notes or portions thereof so tendered; and

•	deliver or cause to be delivered to the trustee the 2019 notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of 2019 notes or portions thereof being purchased by Casella.

The Paying Agent will promptly mail to each Holder of 2019 notes so tendered the Change of Control Payment for such 2019 notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2019 note equal in principal amount to any unpurchased portion of the 2019 notes surrendered, if any; provided that each such new 2019 note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, Casella will either repay all outstanding Senior Debt that is governed by agreements that would prevent Casella from complying with such “Change of Control” provisions, or obtain the requisite consents, if any, under all such agreements governing such outstanding Senior Debt to permit the repurchase of 2019 notes required by this covenant. Casella will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

Casella will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2019 notes indenture applicable to a Change of Control Offer made by Casella and purchases all 2019 notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding the foregoing, Casella shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an “Alternate Offer”) any and all 2019 notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all 2019 notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control, must permit Holders to withdraw any tenders of 2019 notes made into the Alternate Offer until the final expiration or consummation thereof and must comply with all the other provisions applicable to the Change of Control Offer.

Casella will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the 2019 notes indenture relating to a Change of Control Offer, Casella will not be deemed to have breached its obligations under the 2019 notes indenture by virtue of complying with such laws or regulations.

The occurrence of a Change of Control would constitute an event of default under Casella’s Senior Credit Facility. In addition, the Senior Credit Facility prohibits Casella from purchasing any 2019 notes, subject to the terms and conditions of the applicable agreements, and the agreements governing any future Senior Debt may prohibit Casella from purchasing any 2019 notes, subject to the terms and conditions of the applicable agreements, and may also provide that certain change of control events with respect to Casella would constitute a default under such agreements. In the event a Change of Control occurs at a time when Casella is prohibited from purchasing notes as required under the 2019 notes indenture, Casella could seek the consent of the holders of any applicable Senior Debt to the purchase of 2019 notes or could attempt to refinance the Senior Debt that contains such prohibition. If Casella does not obtain such a consent or repay such Senior Debt, Casella will remain prohibited from purchasing 2019 notes. In such a case, Casella’s failure to purchase 2019 notes as required by the 2019 notes indenture would constitute an Event of Default with respect to the 2019 notes which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the 2019 notes indenture would likely restrict payments to the Holders of 2019 notes.

If a Change of Control were to occur, there can be no assurance that Casella would have sufficient funds to pay the purchase price for all 2019 notes and amounts due under other Indebtedness that Casella may be required to repurchase or repay or that Casella or the other Guarantors would be able to make such payments. In the event that Casella were required to purchase outstanding notes pursuant to a Change of Control Offer, Casella expects that it would need to seek third party financing to the extent it does not have available funds to enable Casella to meet its purchase obligations. However, there can be no assurance that Casella would be able to obtain such financing.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Casella and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of 2019 notes to require Casella to repurchase such 2019 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Casella and its Subsidiaries taken as a whole may be uncertain.

The provisions described above that require Casella to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the 2019 notes indenture are applicable. Except as described above with respect to a Change of Control, the 2019 notes indenture does not contain provisions that permit the Holders of the notes to require that Casella repurchase or redeem the 2019 notes in the event of a takeover, recapitalization or similar transaction.

Asset Sales. Casella will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

•	Casella or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Casella) of the assets or Equity Interests issued, sold or otherwise disposed of; and

•	at least 75% of the consideration therefor received by Casella or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such Asset Sale.

For purposes of the last bullet in the preceding paragraph, each of the following shall be deemed to be cash:

(a)	the amount of any liabilities shown on Casella’s or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the 2019 notes or any Subsidiary Guarantee) that are assumed by another Person and from which Casella and its Restricted Subsidiaries are released from further liability;

(b)	any securities, 2019 notes or other obligations received by Casella or any such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by Casella or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(c)	the fair market value (as determined in good faith by the Board of Directors of Casella) of any Replacement Assets received.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Casella may apply such Net Proceeds at its option:

(a)	to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to permanently reduce a corresponding amount of commitments with respect thereto;

(b)	to make an investment in or expenditures for assets (excluding securities other than Capital Stock of any Person that (A) is or becomes a Guarantor or (B) is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, Casella or any Guarantor) that replace the assets that were the subject of the Asset Sale or that will be used in the Permitted Business (“Replacement Assets”); and/or

(c)	to redeem 2019 notes pursuant to any of the provisions of the 2019 notes indenture described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Optional Redemption.”

Pending the final application of any such Net Proceeds, Casella may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the 2019 notes indenture.

Any Net Proceeds from Asset Sales that are not applied as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, Casella will make an offer to

•	all Holders of 2019 notes; and

•	all holders of other Indebtedness that ranks pari passu with the 2019 notes containing provisions similar to those set forth in the 2019 notes indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Debt”), in each case, to purchase (an “Asset Sale Offer”) the maximum principal amount of 2019 notes or 2019 notes and such Pari Passu Debt, as the case may be, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to (i) 100% of the principal amount of 2019 notes purchased or (ii) 100% of the principal amount of 2019 notes purchased and 100% of the principal amount (or accreted value) of such Pari Passu Debt purchased, in each case, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of 2019 notes and such Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the 2019 notes and such Pari Passu Debt, as the case may be, to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Accordingly, if any Excess Proceeds remain after consummation of an Asset Sale Offer, Casella may use such Excess Proceeds for any purpose not otherwise prohibited by the 2019 notes indenture.

When any non-cash consideration received by Casella or any of its Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents, such cash and Cash Equivalents must be applied in accordance with this covenant.

Casella will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the 2019 notes indenture relating to an Asset Sale Offer, Casella will not be deemed to have breached its obligations under the 2019 notes indenture by virtue of complying with such laws or regulations.

The Senior Credit Facility currently prohibits Casella from purchasing any 2019 notes, subject to the terms and conditions of the applicable agreements. In addition, the agreements governing any future Senior Debt may prohibit Casella from purchasing any 2019 notes. In the event the 2019 notes indenture requires Casella to make an Asset Sale Offer at a time when Casella is prohibited from purchasing 2019 notes, Casella could seek the consent of its senior debt holders to the purchase of 2019 notes, use the proceeds of the Asset Sale to pay down such Senior Debt, or attempt to refinance Senior Debt that contain such prohibitions. If Casella does not obtain such consents or repay or refinance such Senior Debt, Casella would remain prohibited from purchasing 2019 notes. In such case, Casella’s failure to purchase 2019 notes when required by the 2019 notes indenture would constitute an Event of Default under the 2019 notes indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the 2019 notes indenture would likely restrict payments to the Holders of 2019 notes.

Certain Covenants. Set forth below are summaries of certain covenants contained in the 2019 notes indenture.

Restricted Payments. Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)	declare or pay any dividend or make any other payment or distribution on account of Casella’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) or to the direct or indirect holders of Casella’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable solely in Qualified Capital Stock or dividends or distributions payable to Casella or any of its Restricted Subsidiaries);

(b)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) any Equity Interests of Casella or any direct or indirect parent of Casella or any Restricted Subsidiary of Casella (other than any such Equity Interests owned by Casella or any of its Restricted Subsidiaries);

(c)	make any payment on or with respect to, or purchase, redeem, prepay, decrease, defease or otherwise acquire or retire for value, any Indebtedness that is expressly subordinated in right of payment to the 2019 notes or any Subsidiary Guarantee, except (x) any payment of interest or principal at the Stated Maturity thereof, (y) any payment made with Qualified Capital Stock and (z) any payment made to Casella or any of its Restricted Subsidiaries; or

(d)	make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default has occurred and is continuing or would occur as a consequence thereof;

(2)	Casella would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Casella and its Restricted Subsidiaries after the date of the 2019 notes indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (only to the extent payable to Casella or any of its Restricted Subsidiaries), (5) and (7) of the next succeeding paragraph), is less than the sum (the “Basket”), without duplication, of

(i)	50% of the Consolidated Net Income of Casella for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Casella’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)	100% of the aggregate net cash proceeds received by Casella since the Issue Date from the issuance and sale of Qualified Capital Stock or from the issuance and sale of convertible or exchangeable Disqualified Capital Stock or Indebtedness of Casella or any of its Restricted Subsidiaries that has been converted into or exchanged for Qualified Capital Stock (other than any issuance and sale to a Subsidiary of Casella), less the amount of any cash, or the fair market value of any other assets, distributed by Casella or any of its Restricted Subsidiaries upon such conversion or exchange (other than to Casella or any of its Restricted Subsidiaries); plus

(iii)	to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (i) above, 100% of (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by Casella or any of its Restricted Subsidiaries upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary of Casella) of any Investment made by Casella and its Restricted Subsidiaries since the Issue Date; provided that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; plus

(iv)	to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (i) above, 100% of (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of Casella and (y) the fair market value of the net assets of an Unrestricted Subsidiary of Casella, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, Casella or any of its Restricted Subsidiaries, multiplied by Casella’s proportionate interest in such Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date; plus

(v)	to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (i) above, 100% of the amount of any Investment made (and treated as a Restricted Payment) since the Issue Date in a Person that subsequently becomes a Restricted Subsidiary of Casella.

The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the 2019 notes indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of (A) any Indebtedness of Casella or any Guarantor that is expressly subordinated in right of payment to the 2019 notes or any Subsidiary Guarantee or (B) any Equity Interests of Casella or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Casella) of, Qualified Capital Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Basket;

(3)	the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of Casella or any Guarantor which is expressly subordinated in right of payment to the notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend or other distribution by a Restricted Subsidiary of Casella in respect of any class or series of securities of such Restricted Subsidiary so long as Casella or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(5)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(6)	as long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase or other acquisition of Equity Interests constituting restricted stock repurchased from an employee of Casella or any of its Restricted Subsidiaries in connection with the termination of employment of such employee, in an amount not to exceed the net cash proceeds received from such terminated employee upon issuance of such Equity Interests; and

(7)	Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Casella or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities (other than cash) having a fair market value in excess of $5.0 million that are required to be valued by this covenant shall be determined in good faith by the Board of Directors, whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Casella shall deliver to the trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the 2019 notes indenture.

In determining whether any Restricted Payment is permitted by the foregoing covenant, Casella may allocate or reallocate all or any portion of such Restricted Payment between clauses (6) and (7) of the second paragraph of this “—Restricted Payments” covenant or between such clauses and the Basket; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under such provisions.

Incurrence of Indebtedness and Issuance of Preferred Stock. On or after the date of the 2019 notes indenture (i) Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and (ii) Casella will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that Casella or any Guarantor may incur Indebtedness (including Acquired Debt), and Casella may issue Disqualified Capital Stock, if the Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0 (this proviso, the “Coverage Ratio Exception”).

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	Indebtedness and letters of credit by Casella or any Guarantor under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Casella and the Guarantors thereunder) in an aggregate principal amount not to exceed $350.0 million, plus (x) the aggregate principal amount of Second Lien Notes (and any Permitted Refinancing Indebtedness in respect thereof) that have been repurchased, repaid, redeemed or otherwise satisfied from and after the Issue Date, less (y) the aggregate amount of all Net Proceeds of Asset Sales (other than (i) $123.0 million (the Net Proceeds of the FCR Disposition) and (ii) up to $75.0 million of Net Proceeds from Asset Sales of Specified Assets) applied by Casella or any of its Subsidiaries since the date of the 2019 notes indenture to repay Indebtedness under the Senior Credit Facility pursuant to clause (1) of the third paragraph under “—Repurchase at the Option of Holders—Asset Sales”;

(2)	Indebtedness under the Second Lien Notes Documents, and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount not to exceed $180.0 million plus (x) the Available Amount less (y) the aggregate principal amount of Second Lien Notes that have been repurchased, repaid, redeemed or otherwise satisfied from and after the Issue Date (to the extent increasing the amount available under clause (1) above), at any time outstanding;

(3)	the 2019 notes issued on the Issue Date and up to the Available Amount of Additional Notes issued under the 2019 notes indenture and the Subsidiary Guarantees thereof;

(4)	(a) Capital Lease Obligations, (b) Purchase Money Obligations, and (c) industrial revenue bonds or solid waste disposal bonds issued by or at the request of Casella or any Restricted Subsidiary, and Indebtedness funded by such bonds, and Permitted Refinancing Indebtedness of any of the foregoing, in an aggregate amount under this clause (4) not to exceed $50.0 million at any time outstanding;

(5)	Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, (x) Existing Indebtedness or (y) Indebtedness incurred under the Coverage Ratio Exception, clause (3) of this paragraph or this clause (5);

(6)	Indebtedness owed by Casella or any of its Restricted Subsidiaries to Casella or any of its Restricted Subsidiaries; provided that:

(i)	if Casella or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2019 notes, in the case of Casella, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor;

(ii)	(x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Casella or a Wholly Owned Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either Casella or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Casella or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	Hedging Obligations with respect to (a) interest rates on any Indebtedness that is permitted by the terms of the 2019 notes indenture to be outstanding, (b) foreign currency exchange rates, (c) prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or (d) the price of fuel required for the operations of the businesses of Casella and its Restricted Subsidiaries; provided that (i) any such Hedging Obligation of the type described in clauses (b) through (d) will be permitted by this clause (7) only if it was entered into to protect Casella and its Restricted Subsidiaries from fluctuations in foreign currency exchange rates, the prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or fuel covered by such agreements, as applicable, and not for speculative purposes, (ii) in the case of Hedging Obligations of the type described in clause (a) above, any such Hedging Obligations will be permitted by this clause (7) only to the extent the notional principal amount of such Hedging Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate and (iii) in the case of Hedging Obligations of the type described in clause (b) above, such Hedging Obligations do not increase the Indebtedness of Casella and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder.

(8)	obligations in the ordinary course of business in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion bonds and bid guarantees with respect to the assets or business of Casella or any of its Restricted Subsidiaries;

(9)	(x) the Guarantee by Casella or any Guarantor of Indebtedness of Casella or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is permitted to be incurred by another provision of the 2019 notes indenture;

(10)	indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Casella or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all of such obligations outstanding under this clause (10) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Casella and its Restricted Subsidiaries in connection with such dispositions;

(11)	Acquired Debt incurred by the debtor prior to the time that the debtor thereunder was acquired by or merged into Casella or any of its Subsidiaries, or prior to the time that the related asset was acquired by Casella or any of its Subsidiaries, and was not incurred in connection with, or in contemplation of, such acquisition or merger, and Permitted Refinancing Indebtedness thereof, in an aggregate amount under this clause (11) not to exceed $15.0 million at any time outstanding;

(12)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence; and

(13)	additional Indebtedness in an aggregate amount under this clause (13) not to exceed $20.0 million at any time outstanding (of which no more than $10.0 million may be incurred by Restricted Subsidiaries that are not Guarantors).

Notwithstanding any other provision in this covenant, the maximum amount of Indebtedness that Casella or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, Casella will be permitted to divide and classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant (provided that all Indebtedness outstanding under the Senior Credit Facility on the Issue Date, for the avoidance of doubt only to the extent such Indebtedness is not refinanced, repaid or prepaid after the Issue Date, shall be deemed to have been incurred pursuant to clause (1) above).

No Senior Subordinated Debt. Casella will not, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of Casella and senior in any respect in right of payment to the 2019 notes. No Guarantor will, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness solely because it is not so Guaranteed. In addition, no Indebtedness or other obligation (including guarantees thereof) will be deemed to be subordinated in right of payment to any other Indebtedness or obligation solely by virtue of being secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness or other obligation have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior priority liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or are invalidated, and similar customary provisions protecting the holders of senior priority liens.

Liens. Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the 2019 notes indenture and the 2019 notes are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; provided that if such obligation is by its terms expressly subordinated to the 2019 notes or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the 2019 notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the 2019 notes and the Subsidiary Guarantees.

Dividend and Other Payment Restrictions Affecting Subsidiaries. Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on or in respect of its Equity Interests to Casella or any of Casella’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Casella or any of Casella’s Restricted Subsidiaries;

(2)	make loans or advances to Casella or any of Casella’s Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Casella or any of Casella’s Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	the Senior Credit Facility, the Second Lien Notes Documents or any Existing Indebtedness, in each case, as in effect on the date of the 2019 notes indenture and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility, the Second Lien Notes Documents or such Existing Indebtedness, as applicable, as in effect on the date of the 2019 notes indenture;

(2)	the 2019 notes indenture and the 2019 notes;

(3)	applicable law, rule, regulation or order of any governmental authority;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Casella or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the 2019 notes indenture to be incurred;

(5)	customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

(6)	Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; provided that such sale or disposition is made in compliance with the provisions of the 2019 notes indenture described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Asset Sales”;

(8)	Permitted Refinancing Indebtedness; provided that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Liens” that limit the right of Casella or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements (including, without limitation, agreements with respect to Restricted Subsidiaries that are not wholly owned) and other similar agreements entered into in the ordinary course of business;

(11)	customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

(12)	any agreement relating to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or Capital Lease Obligation, in each case, otherwise not prohibited by the 2019 notes indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or capital lease.

Transactions with Affiliates. Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person; and

(2)	Casella delivers to the Trustee:

(i)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Casella set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors of Casella, if there are any such Disinterested Directors; and

(ii)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or in excess of $5.0 million if such transaction has not been approved by a majority of the Disinterested Directors or if at such time there are no Disinterested Directors, an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions exclusively between or among Casella and/or one or more of its Restricted Subsidiaries; provided, in each case, such transaction is not otherwise prohibited by the 2019 notes indenture and that no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Restricted Subsidiary that is a party to such transaction;

(2)	any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of Casella not materially less favorable to Casella or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

(3)	any employment, compensation, benefit or indemnity agreements, arrangements or plans in respect of any officer, director, employee or consultant of Casella or any of its Restricted Subsidiaries entered into in the ordinary course of business and approved by the Board of Directors of Casella or an authorized committee thereof;

(4)	loans and advances permitted by clause (6) of the definition of “Permitted Investments”;

(5)	transactions between Casella or any of its Restricted Subsidiaries on the one hand and any Person that is not a Subsidiary of Casella on the other hand; provided, in each case, that (i) such transaction (a) is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person and (b) is not otherwise prohibited by the 2019 notes indenture and (ii) that no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Person that is a party to such transaction;

(6)	the issuance and sale of Qualified Capital Stock; and

(7)	Restricted Payments (other than Investments) that are permitted by the provisions of the 2019 notes indenture described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Restricted Payments.”

Additional Subsidiary Guarantees. If any Restricted Subsidiary (i) becomes a guarantor, borrower and/or issuer in respect of the Senior Credit Facility or the Second Lien Notes or (ii) if the Senior Credit Facility has been terminated, becomes a guarantor of any other issue of Indebtedness of $5.0 million or more in aggregate principal amount (per issue) of Casella or any of its Restricted Subsidiaries (other than any Restricted Subsidiary of such Restricted Subsidiary), then that Restricted Subsidiary must become a Guarantor and shall, concurrently with the Guarantee of such Indebtedness:

(1)	execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Casella’s obligations under the notes and the 2019 notes indenture on the terms set forth in the notes indenture; and

(2)	deliver to the trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the 2019 notes indenture.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee provides by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Subsidiary Guarantees.” The form of the Subsidiary Guarantee will be attached as an exhibit to the notes indenture.

Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of Casella may designate (a “Designation”) any Restricted Subsidiary to be an Unrestricted Subsidiary if such Designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Casella and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Restricted Payments” or for Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such Designation in accordance with the provisions of the second to last paragraph under “—Additional 7.75% Senior Subordinated Notes due 2019—Restricted Payments.” Such Designation will be permitted only if such Investment would be a Permitted Investment or otherwise would at the time of such Designation not be prohibited under provisions of the 2019 notes indenture described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Restricted Payments.”

The Board of Directors of Casella may revoke any Designation of a Subsidiary of Casella as an Unrestricted Subsidiary (a “Revocation”); provided that

(1)	no Default exists at the time of or after giving effect to such Revocation; and

(2)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the notes indenture.

Any such Designation or Revocation by the Board of Directors of Casella after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Casella giving effect to such Designation or Revocation and an Officer’s Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

Business Activities. Casella will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

Payments for Consent. Casella will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 2019 notes indenture or the 2019 notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports. Whether or not required by the SEC, so long as any notes are outstanding, Casella will furnish to the Holders of 2019 notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Casella were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Casella’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Casella were required to file such reports;

provided that any such above information or reports filed with the Interactive Data Electronic Applications (IDEA) system of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of 2019 notes.

Also, Casella has agreed that, for so long as any 2019 notes remain outstanding, Casella will furnish to the Holders of 2019 notes, in each quarterly and annual report, the dollar amount of debt of Casella that would serve as the threshold for evaluating any entity that is a beneficial holder’s compliance with the first paragraph under “Limitation on Ownership of Notes.”

If Casella has designated any of its Subsidiaries as Unrestricted Subsidiaries, and the Unrestricted Subsidiaries taken as a whole account for at least 5.0% of the Consolidated EBITDA (calculated for Casella and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Casella and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Casella and its Restricted Subsidiaries separate from the financial condition and results of operations of Casella’s Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, Casella will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Casella agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, Casella will post the reports specified in the preceding sentence on its website within the time periods that would apply if Casella were required to file those reports with the SEC.

Casella and the Guarantors have agreed that, for so long as any notes remain outstanding, Casella and the Guarantors will furnish to Holders of 2019 notes and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger, Consolidation, or Sale of Assets.

(1)	Casella may not, directly or indirectly: (A) consolidate or merge with or into another Person (whether or not Casella is the surviving corporation); or (B) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Casella’s properties or assets (determined on a consolidated basis for Casella and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

(i)	either: (A) Casella is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Casella) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the “Surviving Person”) is a corporation organized under the laws of the United States, any State thereof or the District of Columbia;

(ii)	the Surviving Person assumes all the obligations of Casella under the 2019 notes, the 2019 notes indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii)	immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

(iv)	immediately after such transaction Casella or the Surviving Person will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

The foregoing clauses (iii) and (iv) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into Casella or (b) a transaction solely for the purpose of and with the effect of reincorporating Casella in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of Casella or forming an intermediate holding company to hold all of the Capital Stock of Casella’s Subsidiaries.

In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Casella is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Casella and Casella will be discharged from all obligations and covenants under the 2019 notes indenture and the 2019 notes.

(2)	No Guarantor may, and Casella will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

(i)	immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

(ii)	the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee, the 2019 notes indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee.

The requirements of this clause (2) shall not apply to (a) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (b) the sale by consolidation or merger of a Guarantor, which sale is covered by and complies with the provisions of the 2019 notes indenture described under “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Asset Sales.”

(3)	Casella will deliver to the trustee prior to the consummation of each proposed transaction an Officer’s Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with the 2019 notes indenture.

Events of Default and Remedies. Each of the following is an “Event of Default”:

(1)	default for a continued period of 30 days in the payment when due of interest on the 2019 notes, whether or not prohibited by the subordination provisions of the 2019 notes indenture;

(2)	default in payment when due of the principal of or premium, if any, on the 2019 notes, whether or not prohibited by the subordination provisions of the 2019 notes indenture;

(3)	failure by Casella or any of its Subsidiaries to comply with the provisions described under the captions “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Change of Control” or “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Asset Sales”;

(4)	failure by Casella or any of its Restricted Subsidiaries to comply with any of the other agreements or covenants in the 2019 notes indenture or the 2019 notes for 60 days after delivery of written notice of such failure to comply by the trustee or Holders of not less than 25% of the principal amount of the 2019 notes then outstanding;

(5)	default by Casella or any of its Restricted Subsidiaries under any mortgage, the 2019 notes indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness whether such Indebtedness now exists or is created after the date of the 2019 notes indenture, if that default:

(i)	is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period (a “Payment Default”); or

(ii)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6)	failure by Casella or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the 2019 notes indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(8)	a court having jurisdiction in the premises enters (A) a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Casella or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Casella or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (A) or (B) above remains unstayed and in effect for a period of 60 consecutive days; or

(9)	Casella or any of its Significant Subsidiaries:

(i)	commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent;

(ii)	consents to the entry of a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Casella or any of its Significant Subsidiaries;

(iii)	files a petition, as debtor, or answer or consent seeking reorganization or relief under any applicable federal or state law;

(iv)	consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property;

(v)	makes an assignment for the benefit of creditors; or

(vi)	admits in writing its inability to pay its debts generally as they become due.

In the case of an Event of Default under clause (8) or (9) with respect to Casella or any Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the 2019 notes to be due and payable immediately.

Holders of the 2019 notes may not enforce the 2019 notes indenture or the 2019 notes except as provided in the 2019 notes indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2019 notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the 2019 notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the 2019 notes then outstanding by notice to the trustee may on behalf of the Holders of all of the 2019 notes waive any existing Default and its consequences under the 2019 notes indenture except a continuing Default in the payment of interest on, or the principal or premium of, the 2019 notes.

Casella is required to deliver to the trustee annually a statement regarding compliance with the 2019 notes indenture. Upon becoming aware of any Default, Casella is required to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Casella or any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the 2019 notes, the 2019 notes indenture, the Guarantors’ Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2019 notes by accepting a 2019 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2019 notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance. Casella may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding notes and the notes indenture, and all Obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding 2019 notes to receive payments in respect of the principal of, premium, if any, and interest on such 2019 notes when such payments are due from the trust referred to below;

(2)	Casella’s obligations with respect to the 2019 notes concerning issuing temporary 2019 notes, registration of 2019 notes, mutilated, destroyed, lost or stolen 2019 notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Casella’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the 2019 notes indenture.

In addition, Casella may, at its option and at any time, elect to have the obligations of Casella and the Guarantors released with respect to certain covenants that are described in the 2019 notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default with respect to the 2019 notes. In the event Covenant Defeasance occurs, (i) any event described in clauses (3), (4), (5), (6) or (7) of the definition of “Event of Default” will no longer constitute an Event of Default with respect to the 2019 notes and (ii) any event described in clauses (1), (2), (8) or (9) of the definition of “Event of Default” will continue to constitute an Event of Default with respect to the 2019 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Casella must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the 2019 notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding 2019 notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Casella must specify whether the 2019 notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, Casella shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (A) Casella has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the 2019 notes indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding 2019 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Casella shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding 2019 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default shall have occurred and be continuing either: (A) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2019 notes indenture) to which Casella or any of its Restricted Subsidiaries is a party or by which Casella or any of its Restricted Subsidiaries is bound;

(6)	Casella must deliver to the trustee an Officer’s Certificate stating that the deposit was not made by Casella with the intent of preferring the Holders of 2019 notes over the other creditors of Casella with the intent of defeating, hindering, delaying or defrauding creditors of Casella or others; and

(7)	Casella must deliver to the trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver. Casella and the Guarantors, when authorized by board resolutions, and the Trustee may enter into one or more supplemental indentures to amend the 2019 notes indenture or the 2019 notes with the written consent of Holders of a majority of the principal amount of the then outstanding 2019 notes. The Holders of a majority in principal amount of then outstanding 2019 notes may waive any existing Default or compliance with any provision of the 2019 notes indenture or the 2019 notes without prior notice to any holder of 2019 notes.

Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change or have the effect of changing the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions of the notes indenture described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders,” subject to clause (9) below);

(3)	reduce the rate of or change the time for payment of interest on any 2019 note;

(4)	waive an uncured Default in the payment of principal of or premium, if any, or interest on the 2019 notes (except a rescission of acceleration of the 2019 notes by the Holders of at least a majority in aggregate principal amount of the 2019 notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any 2019 note payable in money other than that stated in the 2019 notes;

(6)	impair or affect the right of any Holder of notes to receive payment of principal of and interest on the 2019 notes on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of the 2019 notes indenture permitting Holders of a majority in principal amount of 2019 notes to waive any past Default and its consequences;

(7)	waive a redemption payment with respect to any 2019 note (other than a payment required by one of the provisions of the 2019 notes indenture described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders,” subject to clause (9) below);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the 2019 notes indenture otherwise than in accordance with the terms of the 2019 notes indenture;

(9)	in the event that a Change of Control has occurred or an Asset Sale has been consummated, amend, change or modify in any material respect the obligation of Casella to make and consummate a Change of Control Offer or make and consummate an Asset Sale Offer with respect to such Change of Control or Asset Sale;

(10)	make any change to the provisions of the 2019 notes indenture relating to subordination (including the related definitions) that adversely affects the rights of the Holders of the 2019 notes; or

(11)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of or prior notice to any Holder of notes, Casella and the Trustee may amend or supplement the 2019 notes indenture or the 2019 notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated 2019 notes in addition to or in place of certificated 2019 notes;

(3)	to provide for the assumption of Casella’s obligations to Holders of 2019 notes in the case of a merger or consolidation or sale of all or substantially all of Casella’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of 2019 notes or that does not adversely affect the legal rights under the 2019 notes indenture of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the 2019 notes indenture under the Trust Indenture Act; or

(6)	to evidence and provide for the acceptance of appointment under the 2019 notes indenture by a successor or replacement trustee.

The consent of Holders of the notes is not necessary under the 2019 notes indenture to approve the particular form of any proposed amendment; it is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the 2019 notes indenture becomes effective, Casella is required to mail to the respective Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No amendment of, or supplement or waiver to, the 2019 notes indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of the 2019 notes indenture without the consent of such holder or its Representative.

Limitation on Ownership of Notes. The 2019 notes indenture requires that each entity that is a beneficial holder of 2019 notes not knowingly acquire 2019 notes such that, after giving effect thereto, such entity owns

10% or more of the consolidated debt of Casella for which relevant subsidiaries of Casella are obligated (and to dispose of 2019 notes or other debt of Casella to the extent such entity becomes aware of exceeding such threshold), if such ownership would require consent of any regulatory authority under applicable law or regulation governing solid waste operators and such consent has not been obtained.

Casella and each Guarantor will use commercially reasonable efforts to obtain the consent, permit modification, exemption or other relief necessary for any entity that is a beneficial holder or potential beneficial holder of 2019 notes to exceed any applicable debt ownership level under any applicable law or regulation promptly following written request by such entity that is a beneficial holder or potential beneficial holder (provided that such entity that is a beneficial holder or potential beneficial holder would qualify as an eligible or suitable holder under such law or regulation); provided, however, that nothing in this paragraph shall affect the provisions of the prior paragraph requiring a beneficial holder to dispose of notes or other debt if such consent has not been obtained and the failure to have such consent would constitute a violation of applicable law or regulation.

Governing Law. The 2019 notes indenture, the notes and the Subsidiary Guarantees are governed by the laws of the State of New York.

Concerning the Trustee. If the trustee becomes a creditor of Casella or any Guarantor, the 2019 notes indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding 2019 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The 2019 notes indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the 2019 notes indenture at the request of any Holder of notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions. Set forth below are certain defined terms used in the 2019 notes indenture. Reference is made to the 2019 notes indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or which is assumed by such specified Person at the time such specified Person acquires the assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or selling its assets to, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“asset” means any asset or property, whether real, personal or other, tangible or intangible.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices (such inventory to include solid waste, recyclables and other by-products of the wastestream collected by Casella and its Restricted Subsidiaries and sold to, or disposed of with, third parties in the ordinary course of business consistent with past practices); and

(2)	the issuance of Equity Interests by any of Casella’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries or the sale of Equity Interests held by Casella or its Restricted Subsidiaries in any of its Unrestricted Subsidiaries.

Notwithstanding the preceding, the following shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that (A) involves assets having a fair market value of less than $5.0 million or (B) results in net proceeds to Casella and its Restricted Subsidiaries of less than $5.0 million;

(2)	a transfer of assets between or among Casella and/or one or more of its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by, or a transfer of Equity Interests in, a Restricted Subsidiary to Casella or to another Restricted Subsidiary;

(4)	[reserved];

(5)	disposals or replacements in the ordinary course of business of equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Casella and its Restricted Subsidiaries;

(6)	the sale or disposition of cash or Cash Equivalents;

(7)	the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

(8)	the granting or existence of Liens (and foreclosure thereon) not prohibited by the 2019 notes indenture; and

(9)	a Restricted Payment or a Permitted Investment that is not prohibited by the covenant described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Certain Covenants—Restricted Payments.”

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Amount” means $50.0 million minus, with respect to each of clauses (2) and (3) of the definition of “Permitted Debt”, the amount incurred from the Available Amount under the other such clause.

“Basket” has the meaning ascribed to such term in clause (3) of the first paragraph of the “Restricted Payments” covenant.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Casella” means Casella Waste Systems, Inc., a Delaware corporation.

“Cash Equivalents” means:

(1)	a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

(2)	demand deposits, certificates of deposit, eurodollar time deposits, banker’s acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Senior Credit Facility, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 331/3% of all Investments described in this definition);

(3)	open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency;

(4)	repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA– or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

(5)	shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of Casella; or

(2)	Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of Casella; or

(3)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Casella and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)	Casella consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Casella, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Casella is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Casella outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person or the parent of such surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person or the parent of such surviving or transferee Person immediately after giving effect to such issuance; or

(5)	the adoption by the stockholders of Casella of a plan or proposal for the liquidation or dissolution of Casella.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of

(1)	Consolidated Net Income, and

(2)	to the extent Consolidated Net Income has been reduced thereby,

(i)	all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

(ii)	Consolidated Interest Expense, and

(iii)	Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of (1) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the Transaction Date to (2) Consolidated Fixed Charges of such Person for the Four Quarter Period.

For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges, and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)	notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(1)	Consolidated Interest Expense, plus

(2)	the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period (provided that dividends paid by the increase in liquidation preference, or the issuance, of Disqualified Capital Stock shall be valued at the amount of such increase in liquidation preference or the value of the liquidation preference of such issuance, as applicable).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication,

(1)	the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

(i)	any amortization of debt premium, discount and deferred financing costs, excluding (A) the write-off and non-cash amortization of debt premium, discount and deferred financing costs as a result of the prepayments of Indebtedness and (B) the amortization of debt premium, discount and deferred financing costs in connection with the notes, the Second Lien Notes and Permitted Refinancing Indebtedness in respect thereof, and the Senior Credit Facility;

(ii)	the net costs under Hedging Obligations;

(iii)	all capitalized interest; and

(iv)	the interest portion of any deferred payment obligation;

(2)	the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3)	all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, with respect to any Person (such Person, for purposes of this definition, the “Referent Person”), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

(1)	after-tax gains or losses on Asset Sales or other asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

(2)	after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

(3)	the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

(4)	the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (3) above);

(5)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

(7)	in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)	gains or losses from the cumulative effect of any change in accounting principles, methods or interpretations;

(9)	the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date described in the offering memorandum related to the 2011 private offering of the 2019 notes; and

(10)	gains or losses from the extinguishment of Indebtedness.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges to the extent requiring an accrual of or a reserve for cash charges for any future period, but not excluding non-cash charges for closure, capping or post-closure obligations with respect to any landfills to the extent such obligations are not payable prior to the maturity date of the 2019 notes).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Casella who:

(1)	was a member of such Board of Directors on the date of the 2019 notes indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Coverage Ratio Exception” has the meaning set forth in the first paragraph of the covenant described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means (1) the Senior Credit Facility and all Hedging Obligations with respect thereto, (2) the obligations under the Second Lien Notes Documents and (3) any other Senior Debt permitted under the 2019 notes indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Casella as “Designated Senior Debt.”

“Designation” has the meaning set forth in the “—Additional 7.75% Senior Subordinated Notes due 2019—Designation of Restricted and Unrestricted Subsidiaries” covenant.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of Casella who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or employee of any Person (other than Casella or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Capital Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is

(1)	required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the notes; or

(2)	convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the 2019 notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or “asset sale” will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the 2019 notes, including the purchase of any 2019 notes tendered pursuant thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds from the offering of the 2019 notes on the Issue Date as described in the offering memorandum related to the 2011 private offering of the 2019 notes under the caption “Use of Proceeds” therein) other than Indebtedness under the Senior Credit Facility, Indebtedness under the Second Lien Notes Documents and Indebtedness owed to Casella or any of its Subsidiaries, until such amounts are repaid.

“FCR Disposition” means (1) the sale of the assets and Equity Interests of FCR, LLC, Blue Mountain Recycling and their respective Subsidiaries as described under the heading “—Additional 7.75% Senior Subordinated Notes due 2019—Summary—Recent Developments—Sale of Assets” in the offering memorandum related to the 2011 private offering of the 2019 notes or (2) if the sale described in clause (1) is not consummated, any other sale of all or a portion of the companies and assets comprising the FCR operating segment and any related intellectual property to the extent that the aggregate Net Proceeds of any such sale does not exceed the amount of Net Proceeds contemplated for the sale referenced under clause (1); provided that only the amount of Net Proceeds that exceeds the amount contemplated for the sale described in clause (1) shall be deemed to be excluded from the definition of FCR Disposition.

“Foreign Subsidiary” means any Restricted Subsidiary of Casella organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of the 2019 notes indenture.

“GreenFiber” means U.S. GreenFiber LLC, a Delaware limited liability company.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1)	each of the Restricted Subsidiaries of Casella that is a borrower (other than Casella) or guarantor under the Senior Credit Facility or the 2019 notes indenture governing the Second Lien Notes as of the Issue Date; and

(2)	each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of the 2019 notes indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of the 2019 notes indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

(2)	forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

“Holder” means the registered holder of any 2019 note.

“incur” means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and “incurrence” shall have a correlative meaning. For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount and increase in the liquidation preference of Preferred Stock in lieu of payment of cash dividends thereon shall not be an incurrence; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of Casella as accrued in the respective period. For the avoidance of doubt, Existing Indebtedness shall be deemed to have been incurred prior to the date of the 2019 notes indenture.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing any Hedging Obligations;

(7)	representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

(8)	in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)	the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

(3)	the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

(4)	the principal amount thereof, together with any interest thereon that is more than 30 days past due and any premium thereon if such Indebtedness is redeemable at the option of the holder at such date, in the case of any other Indebtedness.

“Insurance Subsidiary” means a Wholly Owned Restricted Subsidiary of Casella organized and operated as a captive insurance subsidiary under the laws of any State of the United States.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock. If Casella or any Restricted Subsidiary of Casella sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Casella such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Casella, Casella shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Certain Covenants—Restricted Payments.” The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

“Issue Date” means February 7, 2011, the date on which the 2019 notes were first issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“MERC” means Maine Energy Recovery Corporation, Limited Partnership, a limited partnership formed under the laws of Maine.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Proceeds” means the aggregate cash proceeds received by Casella or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (1) the direct costs relating to such Asset Sale, including, without limitation, (i) legal, accounting and investment banking fees, and sales commissions, (ii) any relocation expenses incurred as a result thereof, and (iii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than subordinated Indebtedness, secured by a Lien on the specific asset or assets that were the subject of such Asset Sale, which Lien is permitted by the 2019 notes indenture, (3) if the assets subject to such Asset Sale were financed by industrial revenue bonds or solid waste disposal bonds, amounts required to be applied to the repayment of such bonds (or to the repayment of Indebtedness funded by such bonds) with the proceeds of such disposition by the terms of such bonds or such Indebtedness and (4) appropriate amounts to be provided by Casella or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by Casella or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Proceeds.

“Obligations” means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Officer’s Certificate” means a certificate signed on behalf of Casella by any one of the following: the Chief Executive Officer, the President, the Vice President Finance, the Chief Financial Officer, Treasurer, Controller or the Secretary of Casella and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to Casella, a Guarantor or the trustee.

“Permitted Business” means the business of Casella and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto, which, for purposes hereof, shall include the business conducted by GreenFiber and businesses ancillary or reasonably related thereto.

“Permitted Investments” means:

(1)	any Investment in Cash Equivalents;

(2)	any Investment in Casella or any Restricted Subsidiary;

(3)	any Investment by Casella or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Casella or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of the 2019 notes indenture described above under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Asset Sales” or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in clause (1) of the definition thereof;

(5)	any Investment acquired in exchange for the issuance of, or acquired with the net cash proceeds of any substantially concurrent issuance and sale of, Qualified Capital Stock; provided that no such issuance or sale shall increase the Basket;

(6)	loans and advances in the ordinary course of business to employees, officers or directors of Casella or any of its Restricted Subsidiaries in an aggregate amount, when taken together with all other Investments made pursuant to this clause (6) since the date of the 2019 notes indenture, not to exceed $2.0 million at any one time outstanding;

(7)	Hedging Obligations permitted by clause (6) of the second paragraph of the covenant described under the caption “—Additional 7.75% Senior Subordinated Notes due 2019—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	Investments in securities of trade creditors or customers received in settlement of obligations or upon the bankruptcy or insolvency of such trade creditors or customers pursuant to any plan of reorganization or similar arrangement;

(9)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the 2019 notes indenture, not exceeding $15.0 million at any one time outstanding;

(10)	Investments in an Insurance Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of the 2019 notes indenture, not exceeding $20.0 million at any one time outstanding; and

(11)	Investments in joint ventures engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the 2019 notes indenture, not exceeding $20.0 million at any one time outstanding.

The amount of Investments outstanding at any time pursuant to clauses (9) and (11) above shall be deemed to be reduced, without duplication:

(a)	upon the disposition or repayment of or return on any Investment made pursuant to clauses (9) or (11) above, by an amount equal to the return of capital with respect to such Investment to Casella or any of its Restricted Subsidiaries (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

(b)	upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of Casella’s proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (9) or (11) above; and

(c)	upon the making of an Investment in a Person that was not a Restricted Subsidiary of Casella immediately prior to the making of such Investment but that subsequently becomes a Restricted Subsidiary of Casella, by an amount equal to the lesser of (x) the fair market value of Casella’s proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (9) or (11) above.

“Permitted Junior Securities” means: (1) Equity Interests in Casella or any Guarantor; or (2) debt securities of Casella or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in a plan of reorganization in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the 2019 notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the 2019 notes indenture.

“Permitted Liens” means:

(1)	Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

(2)	Liens in favor of Casella or any Restricted Subsidiary;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness permitted by clause (4) of the second paragraph of the covenant entitled “—Additional 7.75% Senior Subordinated Notes due 2019—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that no such Liens shall extend to any asset other than the specified asset being financed and additions and improvements thereon;

(7)	Liens existing on the date of the 2019 notes indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

(8)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(9)	Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the 2019 notes indenture and which has been incurred in accordance with the provisions of the 2019 notes indenture; provided that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(10)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(12)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(13)	Liens securing Hedging Obligations;

(14)	deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(15)	Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

(16)	Liens on any landfill acquired after the Issue Date securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

(17)	Liens securing cash management obligations of Casella and its Restricted Subsidiaries that are secured by the collateral securing the Senior Credit Facility;

(18)	other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

(19)	Liens on assets of any Restricted Subsidiary that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary permitted hereunder.

“Permitted Refinancing Indebtedness” means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

(3)

if the Indebtedness being refinanced is subordinated in right of payment to the notes, or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the 2019 notes on terms at least as favorable to the Holders of 2019 notes or the Subsidiary Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being refinanced;

(4)	if the Indebtedness being refinanced ranks pari passu with the 2019 notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the 2019 notes or the Subsidiary Guarantees, as applicable;

(5)	Preferred Stock shall be refinanced only with Preferred Stock; and

(6)	the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

“Person” means an individual, partnership, corporation, limited liability company, firm, association, joint stock company, unincorporated organization, trust, bank, trust company, land trust, business trust or other enterprise, joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

“Public Equity Offering” means any underwritten public offering of common stock of Casella.

“Purchase Money Obligations” means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; provided, however, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

“Qualified Capital Stock” means any Capital Stock of Casella that is not Disqualified Capital Stock.

“refinance” means to extend, refinance, renew, replace, defease or refund, including successively; and “refinancing” and “refinanced” shall have correlative meanings.

“Registration Rights Agreement” means (1) the registration rights agreement dated as of the Issue Date among Casella, the Guarantors and the initial purchasers of the 2019 notes issued on the Issue Date and (2) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Replacement Asset” has the meaning set forth in the “—Additional 7.75% Senior Subordinated Notes due 2019—Repurchase at the Option of Holders—Asset Sales” covenant.

“Representative” means the notes indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth in the “—Additional 7.75% Senior Subordinated Notes due 2019—Designation of Restricted and Unrestricted Subsidiaries” covenant.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes” means Casella’s 11.0% Senior Second Lien Notes due 2014 issued under the Second Lien Notes Documents.

“Second Lien Notes Documents” means that certain indenture dated as of July 9, 2009 by and among Casella, the guarantors named therein and Wilmington Trust Company, as trustee, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement indenture.

“Senior Credit Facility” means the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 9, 2009, among Casella, the Guarantors, Bank of America, N.A., as administrative agent, and the lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

“Senior Debt” means:

(1)	all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

(2)	all Indebtedness outstanding under the Second Lien Notes and the Second Lien Notes Documents, and all Hedging Obligations with respect thereto;

(3)	any other Indebtedness of Casella or a Guarantor not prohibited under the terms of the 2019 notes indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the 2019 notes or subordinated in right of payment to the 2019 notes or any other Indebtedness of Casella; and

(4)	all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by Casella;

(2)	any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

(3)	any trade payables; or

(4)

any Indebtedness that is incurred in violation of the 2019 notes indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an Officer’s Certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate the 2019 notes indenture).

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under “Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Assets” means the assets or Equity Interests of K-C International Ltd., the brokerage business of Casella Recycling LLC (f/k/a KTI Recycling of New England Inc.), U.S. GreenFiber LLC, KTI New Jersey Fibers, Inc., Casella RTG Investors Co., LLC, RecycleRewards, Inc. (the parent company of RecycleBank, LLC), MERC, the Ghent, NY recycling facility, the landfill gas-to-energy facility of The Hyland Facility Associates, the landfill gas-to-energy facility of New England Waste Services of N.Y., Inc., the landfill gas-to-energy facility of New England Waste Services of Maine, Inc., the Westfield, Jamestown and/or Dunkirk hauling companies and assets of Casella Waste Management of N.Y., Inc., the Peabody and/or Salem hauling companies and assets of Casella Waste Management of Massachusetts, Inc., or the successors of the foregoing only with respect to the businesses conducted by the foregoing on the date of the 2019 notes indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the subordinated Guarantee by each Guarantor of Casella’s payment obligations under the 2019 notes indenture and the 2019 notes, executed pursuant to the 2019 notes indenture.

“Transaction Date” means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

“Unrestricted Subsidiary” of any Person means

(1)	any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with the “—Additional 7.75% Senior Subordinated Notes due 2019—Designation of Restricted and Unrestricted Subsidiaries” covenant; and

(2)	any Subsidiary of such Unrestricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and, therefore, is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 100,000,000 shares of class A common stock, 1,000,000 shares of class B common stock and 944,250 shares of preferred stock. As of December 12, 2014, 39,544,805 shares of class A common stock were outstanding, 988,200 shares of class A common stock were issuable upon the conversion of outstanding shares of class B common stock, and no shares of preferred stock were outstanding. The only common stock that we would offer under this prospectus is class A common stock.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the chief executive officer or the chairman of the board of directors. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. On all matters submitted to a vote of our stockholders, the holders of our class A common stock are entitled to one vote per share, and the holders of our class B common stock are entitled to ten votes per share. The holders of all classes of our common stock entitled to vote will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, except that the holders of class A common stock, voting separately as a class, will at all times be entitled to elect one director, and such director may be removed, with or without cause, only by the holders of our class A common stock.

Dividends. The holders of our class A common stock and class B common stock are entitled to receive dividends if, as and when such dividends are declared by our board of directors out of assets legally available therefor, subject to any preferential rights of our preferred stock, if any. We may not make any dividend or distribution to any holder of any class of our common stock unless simultaneously with such dividend or distribution we make the same dividend or distribution with respect to each outstanding share of our common stock regardless of class. In the case of a dividend or other distribution payable in shares of a class of our common stock, including distributions pursuant to stock splits or divisions of common stock, only shares of our class A common stock may be distributed with respect to class A common stock, and only shares of our class B common stock may be distributed with respect to class B common stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of common stock, is payable in shares of a class of common stock, the number of shares of each class of common stock payable per share of such class of common stock shall be equal in number. In the case of dividends or other distributions consisting of our other voting securities or of voting securities of any corporation which is a wholly-owned subsidiary of ours, we shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects except that:

•	the voting rights of each such security issued to the holders of class A common stock shall be one-tenth of the voting rights of each such security issued to holders of class B common stock;

•	such security issued to holders of class B common stock shall convert into the security issued to the holders of class A common stock upon the same terms and conditions applicable to the conversion of class B common stock into class A common stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of our class B common stock; and

•	with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of ours, the respective voting rights of each such security issued to holders of class A common stock and class B common stock with respect to elections of directors shall otherwise be as comparable as is practicable to those of our class A common stock and class B common stock, respectively.

In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, our voting securities or of voting securities of any corporation which is a wholly owned subsidiary of ours, we are required to provide that such convertible or exchangeable securities and the underlying securities are identical in all respects, including, without limitation, the conversion or exchange rate, except that the underlying securities shall have the same differences as they would have if we issued voting securities of ours or of a wholly-owned subsidiary of ours rather than issuing securities convertible into, or exchangeable for, such securities.

Reclassification and Merger. In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of our common stock will be exchanged for or changed into either:

•	the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed; provided, however, that if shares of common stock are exchanged for or changed into shares of capital stock, such share so exchanged for or changed into may differ to the extent and only to the extent that our class A common stock and class B common stock differ as provided in our certificate of incorporation; or

•	if holders of each class of common stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by our board of directors, equal to the value per share into which or for which each share of any other class of common stock is exchanged or changed.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and our other liabilities and after making provision for the holders of our preferred stock, if any, our remaining assets and funds, if any, will be divided among and paid ratably to the holders of our class A common stock and class B common stock treated as a single class.

Other Rights. The holders of our class A common stock and class B common stock are not entitled to preemptive rights. None of the class A common stock or class B common stock may be subdivided or combined in any manner unless the other class of common stock is subdivided or combined in the same proportion. We may not make any offering of options, rights or warrants to subscribe for shares of class B common stock. If we make an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than class B common stock) to all holders of a class of common stock, then we are required to simultaneously make an identical offering to all holders of the other classes of common stock other than to any class the holders of which, voting as a separate class, agree that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of class A common stock and class B common stock the right to subscribe at the same rate per share.

Transfer Agent and Registrar. Computershare is transfer agent and registrar for the Class A common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	the price at which the preferred stock will be issued;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the applicable prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes as nearly equal in size as possible, with no class having more than one director more than any other class, with staggered three-year terms. The director nominated by holders of our class A common stock and elected to office is a class I director. Our certificate of incorporation and by-laws provide that directors may be removed with or without cause by the vote of the holders of shares representing at least 75% of the votes which all of our stockholders would be entitled to cast at any election of directors, other than an election of the class A director. The class A director may be removed only by the holders of at least 75% of the outstanding shares of our class A common stock. Moreover, our certificate of incorporation and by-laws provide that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

Removal of Directors by Stockholders. Delaware law provides that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which notice of the date such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first.

No Action By Written Consent. Our restated certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Directors’ Liability

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer, as applicable, for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors or executive officers, as applicable.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The description of the terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•	the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of securities;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and certain specific matters under New Hampshire law will be passed upon by Cleveland, Waters & Bass, P.A., certain specific matters under Pennsylvania law will be passed upon by Cohen & Grigsby, PC, certain specific matters under New Jersey law will be passed upon by Fox Rothschild LLP, certain specific matters under Virginia law will be passed upon by Hunton & Williams LLP, certain specific matters under Vermont law will be passed upon by Paul Frank + Collins, P.C. and certain specific matters under Maine law will be passed upon by Pierce Atwood LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of Casella Waste Systems, Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report (Form 10-K) as of April 30, 2014 and 2013 and for the three years ended April 30, 2014, and the effectiveness of the Company’s internal control over financial reporting as of April 30, 2014 have been audited by McGladrey LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$250,000,000

CASELLA WASTE SYSTEMS, INC.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

PROSPECTUS

December 17, 2014

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered herein, other than underwriting discounts and commissions.

SEC registration fee	$0
Printing and engraving	20,000
Accounting services	30,000
Legal fees of registrant’s counsel	60,000
Transfer agent’s, trustee’s and depository’s fees and expenses	10,000
Miscellaneous	7,800

Total	$127,800

*	All amounts except the registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article Sixth of Casella’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of Casella to Casella or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions, and Article Seventh requires indemnification of directors and officers of Casella, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont, on this 17th day of December, 2014.

CASELLA WASTE SYSTEMS, INC.

By:	/s/ JOHN W. CASELLA
John W. Casella
Chairman, Chief Executive Officer and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Chairman, Chief Executive Officer and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 17, 2014

* Christopher B. Heald	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 17, 2014

* Michael K. Burke	Director	December 17, 2014

* James F. Callahan, Jr.	Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

* John F. Chapple III	Director	December 17, 2014

* Joseph G. Doody	Director	December 17, 2014

Signature	Title	Date

* Emily Nagle Green	Director	December 17, 2014

* James P. McManus	Director	December 17, 2014

* Gregory B. Peters	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

ALL CYCLE WASTE, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

ATLANTIC COAST FIBERS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

BLOW BROS.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

BRISTOL WASTE MANAGEMENT, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

C.V. LANDFILL, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA MAJOR ACCOUNT SERVICES, LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE SYSTEMS, INC.

By:	/s/ JOHN W. CASELLA	Sole Member†	December 17, 2014
John W. Casella Chairman, Chief Executive Officer and Secretary

†	Casella Major Account Services, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA RECYCLING, LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

KTI, INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	Casella Recycling, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA RENEWABLE SYSTEMS, LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE SYSTEMS, INC.

By:	/s/ JOHN W. CASELLA	Sole Member†	December 17, 2014
John W. Casella Chairman, Chief Executive Officer and Secretary

†	Casella Renewable Systems, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA TRANSPORTATION, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA WASTE MANAGEMENT OF N.Y., INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA WASTE MANAGEMENT, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas R. Casella	President and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

/s/ JOHN W. CASELLA John W. Casella	Vice President, Secretary and Director	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CASELLA WASTE SERVICES OF ONTARIO LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	Casella Waste Services of Ontario LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

CHEMUNG LANDFILL LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	Chemung Landfill LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

COLEBROOK LANDFILL LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

NEW ENGLAND WASTE SERVICES, INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	Colebrook Landfill LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

FOREST ACQUISITIONS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

GRASSLANDS INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

GROUNDCO LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	GroundCo LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

HAKES C&D DISPOSAL, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

HARDWICK LANDFILL, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

HIRAM HOLLOW REGENERATION CORP.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI BIO FUELS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI ENVIRONMENTAL GROUP, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI NEW JERSEY FIBERS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI OPERATIONS, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI SPECIALTY WASTE SERVICES, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

KTI, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

KTI ENVIRONMENTAL GROUP, INC.

By:	/s/ EDMOND R. COLETTA	General Partner†	December 17, 2014
Edmond R. Coletta Vice President and Treasurer

†	Maine Energy Recovery Company, Limited Partnership has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEW ENGLAND WASTE SERVICES OF ME, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEW ENGLAND WASTE SERVICES OF VERMONT, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEW ENGLAND WASTE SERVICES, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEWBURY WASTE MANAGEMENT, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEWS OF WORCESTER LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN W. CASELLA John W. Casella		President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta		Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE SYSTEMS, INC.

By:	/s/ JOHN W. CASELLA	Sole Member†	December 17, 2014
John W. Casella Chairman, Chief Executive Officer and Secretary

† NEWS of Worcester LLC has no directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NEWSME LANDFILL OPERATIONS LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

NEW ENGLAND WASTE SERVICES OF ME, INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	NEWSME Landfill Operations LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

OXFORD TRANSFER STATION, LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

† Oxford Transfer Station, LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

PINE TREE WASTE, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

SCHULTZ LANDFILL, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

SOUTHBRIDGE RECYCLING & DISPOSAL PARK, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

SUNDERLAND WASTE MANAGEMENT, INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

THE HYLAND FACILITY ASSOCIATES

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE MANAGEMENT OF N.Y., INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Partner†	December 17, 2014

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Partner†	December 17, 2014

†	The Hyland Facility Associates has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

TOMPKINS COUNTY RECYCLING LLC

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Secretary (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

CASELLA WASTE SERVICES OF ONTARIO LLC

/s/ EDMOND R. COLETTA Edmond R. Coletta Vice President and Treasurer	Sole Member†	December 17, 2014

†	Tompkins County Recycling LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 17th day of December, 2014.

WASTE-STREAM INC.

By:	/s/ EDMOND R. COLETTA
Edmond R. Coletta
Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President, Secretary and Director (Principal Executive Officer)	December 17, 2014

/s/ EDMOND R. COLETTA Edmond R. Coletta	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014

* Edwin D. Johnson	Vice President and Director	December 17, 2014

* Douglas R. Casella	Director	December 17, 2014

*By:	/s/ JOHN W. CASELLA
John W. Casella Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation of Casella Waste Systems, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the quarterly report on Form 10-Q of Casella Waste Systems Inc., as filed December 7, 2007 (File No. 000-23211))

3.2	Third Amended and Restated By-Laws of Casella Waste Systems, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the current report on Form 8-K of Casella Waste Systems Inc. as filed February 27, 2009 (File No. 000-23211))

4.1***	Form of Senior Indenture

4.2***	Form of Subordinated Indenture

4.3	Indenture, dated as of February 7, 2011, by and among Casella Waste Systems, Inc., the Guarantor named therein and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed February 8, 2011 (File No. 000-23211))

4.4***	Supplemental Indenture, dated as of December 20, 2012, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee

4.5***	Supplemental Indenture, dated as of December 23, 2013, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee

4.6***	Supplemental Indenture, dated as of December 31, 2013, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee

4.7***	Form of Senior Note

4.8***	Form of Subordinated Note

4.9***	Form of Senior Subordinated Note (included in Exhibit 4.3)

4.10*	Form of Deposit Agreement

4.11*	Form of Warrant Agreement

4.12*	Form of Purchase Contract Agreement

4.13*	Form of Unit Agreement

4.14***	Form of Subsidiary Guarantee (included in Exhibit 4.3)

5.1***	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2***	Opinion of Cleveland, Waters & Bass, P.A.

5.3***	Opinion of Cohen & Grigsby, PC

5.4***	Opinion of Fox Rothschild LLP

5.5***	Opinion of Hunton & Williams LLP

5.6***	Opinion of Paul Frank + Collins, P.C.

5.7***	Opinion of Pierce Atwood LLP

12***	Calculation of Consolidated Ratios of Earnings to Fixed Charges

23.1	Consent of McGladrey LLP, independent registered public accounting firm for the Registrant

Exhibit No.	Description

23.2***	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3***	Consent of Cleveland Waters & Bass, P.A. (included in Exhibit 5.2)

23.4***	Consent of Cohen & Grisby, PC (included in Exhibit 5.3)

23.5***	Consent of Fox Rothschild LLP (included in Exhibit 5.4)

23.6***	Consent of Hunton & Williams LLP (included in Exhibit 5.6)

23.7***	Consent of Paul Frank + Collins, P.C. (included in Exhibit 5.7)

23.8***	Consent of Pierce Atwood LLP (included in Exhibit 5.8)

24.1***	Powers of Attorney (included on the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

25.3***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture, dated as of February 7, 2011, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.